UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 20, 2023 (December 19, 2023)

Akili, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40558	92-3654772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 Commercial Street, Mailbox 312, Boston, MA	02109
(Address of Principal Executive Offices)	(Zip Code)

(617) 456-0597

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AKLI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 19, 2023, Kenneth Ehlert resigned from his position as a member of the board of directors (the “Board”) of Akili, Inc. (the “Company”) and as a member of the Audit Committee and Nominating and Corporate Governance Committee of the Board, effective immediately. On December 19, 2023, the Company provided notice to Nasdaq disclosing the Company’s noncompliance with the Nasdaq governance requirements described below. And on December 20, 2023, the Company received a letter from the Nasdaq Listing Qualifications Staff confirming such noncompliance and confirming that Nasdaq will provide the Company with the cure period set forth below in order to regain compliance with these governance requirements.

With Mr. Ehlert’s resignation, the Board no longer has a majority of “independent directors” (as defined in Nasdaq Stock Market (“Nasdaq”) Rule 5605(a)(2)) as required by Nasdaq Rule 5605(b)(1); the Board now has three independent directors and three non-independent directors. In addition, the Audit Committee no longer has three members as required by Nasdaq Rule 5605(c)(2)(A); the Audit Committee now has two members.

The foregoing has no immediate effect on the Company’s Nasdaq listing and its common stock will continue to be listed and traded on the Nasdaq Capital Market under the symbol “AKLI” subject to the listing rules.

The Company is in the process of reviewing and evaluating potential options to regain compliance with these continued listing requirements noted above in a manner consistent with the cure periods set out in Nasdaq Rule 5605(b)(1)(A) and Nasdaq Rule 5605(c)(4)(B) of the Nasdaq rules. These cure periods provide that the Company will have until the earlier of its next annual meeting of stockholders or December 19, 2024; provided, however, that if the Company’s next annual meeting of stockholders is held before June 17, 2024, then the Company must evidence compliance no later than June 17, 2024. There can be no assurance that the Company will successfully regain compliance with these continued listing requirements within the applicable cure periods.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information regarding Mr. Ehlert’s resignation contained in Item 3.01 is incorporated herein by reference.

Mr. Ehlert’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akili, Inc.

By:	/s/ Santosh Shanbhag
Name:	Santosh Shanbhag
Title:	Chief Financial Officer

Date: December 20, 2023